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                                                                  EXHIBIT 10.31

                                   BRIDGE LOAN

                                 PROMISSORY NOTE



$350,000.00                                                        July 31, 1992

         FOR VALUE RECEIVED, the undersigned, FRED LEMPEREUR and JACQUELINE LEMPEREUR ("Makers"), hereby jointly and severally promise to pay, on the earlier to occur of (i) the date on which a certificate of occupancy is issued by the City of Boca Raton for the residence which Makers are causing to be built at 2569 NW 59th Street, Boca Raton, Florida, 33496 or (ii) the date of Mr. Lempereur's termination of employment with W.R. Grace & Co.-Conn. or one of its affiliates ("Grace"); or (iii) June 30, 1993, at such place as shall be designated by Grace, the sum of three hundred fifty thousand, dollars and 00/100 cents ($350,000.00) in lawful money of the United States of America.

         Except as provided in the next following paragraph of this Promissory Note, the principal amount payable hereunder shall not bear interest. This Promissory Note may be prepaid, in whole or in part, at any time, without penalty.

         If payment of any principal balance outstanding under this Promissory Note shall remain unpaid for thirty (30) days after it is due or after earlier demand therefor as provided herein, Makers shall pay, in addition to any other amounts due hereunder, interest on such outstanding balance at a variable rate, per annum, which is one Percent (1%) above the rate of interest
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being charged from time to time by the Chase Manhattan Bank N.A. as its "prime rate", such interest to accrue from the date that is thirty (30) days after the date this Promissory Note is due or the date of such earlier demand therefor as provided herein until such balance and the accrued interest thereon are paid in full. Makers further agree to pay all costs of collection, including reasonable attorney's fees, in the event of any failure of the Makers to pay when due any sum payable under this Promissory Note.

         This Promissory Note is made incident to the transfer of said Fred Lempereur from the headquarters of the European Technical Products Division for Grace Industrial Chemicals, Inc. in Suresnes, France to the headquarters of W.R. Grace & Co.-Conn. in Boca Raton, Florida and the proceeds are being used to purchase a new principal residence for the Makers in connection with such transfer. This Promissory Note is entitled to all of the benefits of the Employee Relocation Loan Agreement of even date herewith (the "Loan Agreement").

         If for any reason said Fred Lempereur shall cease to be an employee of Grace or any parent or affiliate thereof, or if while he continues to remain as such employee his place of employment changes so that it requires relocation outside of Boca Raton, Florida or if the Makers shall be in default of any provision of the Loan Agreement, this Promissory Note shall become immediately due and payable in its entirety.


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         Makers waive presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Promissory Note, notice of any event of default under the Loan Agreement and all other notices or demands otherwise required by law that the Makers may lawfully waive. The Makers expressly agree that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Makers. No unilateral consent or waiver by Grace with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Promissory Note shall be valid and binding unless in writing and signed by Grace.

         The rights and obligations of the Makers and all provisions hereof shall be governed by and construed as a sealed instrument in accordance with the laws of the State of Florida.

         The Makers shall remain primarily liable on this Promissory Note until full payment, and shall not be affected by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by the Makers.

         IN WITNESS WHEREOF, the Makers have caused this Promissory Note to be executed as a sealed instrument as of the day and Year first above written.


                                             /s/ Fred Lempereur           (Seal)
                                           -----------------------------
                                             Fred Lempereur



                                             /s/ Jacqueline Lempereur    (Seal)
                                           -----------------------------
                                             Jacqueline Lempereur

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